Exhibit 10.23

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH APPLICABLE LAW.

The Shares evidenced hereby are subject to a Voting Agreement, AS MAY BE AMENDED FROM TIME TO TIME, (a copy of which may be obtained upon written request from the Company), and by accepting any interest in such Shares the person accepting such interest shall be deemed to agree to and shall become bound by all the provisions of that Voting Agreement, including certain restrictions on transfer and ownership set forth therein.

This Amended and Restated [Second] Warrant to Purchase Stock amends and restates, in its entirety, that certain Warrant to Purchase Stock issued by Enumeral Biomedical Corp. to Square 1 Bank on [___________] in order to reflect (a) the reorganization via merger of Enumeral Biomedical Corp. as a wholly owned subsidiary of Enumeral Biomedical Holdings, Inc., and (b) an adjustment to the number of shares, class of stock, and initial exercise price for which the warrant is exercisable as a result of the reorganization.

AMENDED AND RESTATED [SECOND] WARRANT TO PURCHASE STOCK

Corporation:	Enumeral Biomedical Holdings, Inc.
Number of Shares:	[______________]
Class of Stock:	Common Stock
Initial Exercise Price:	$ 0.73 per share
Issue Date:	July 31, 2014
Expiration Date:	[___________________]

This Amended and Restated [Second] Warrant Certifies That, for good and valuable consideration, the receipt of which is hereby acknowledged, Square 1 Bank or its assignee (“Holder”) is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the “Shares”) of the corporation (the “Company”) at the initial exercise price per Share (the “Warrant Price”) all as set forth above and as adjusted pursuant to Article 2 of this warrant, subject to the provisions and upon the terms and conditions set forth in this warrant.

ARTICLE 1

EXERCISE

1.1              Method of Exercise. Holder may exercise this warrant by delivering this warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

1.2              Conversion Right. In lieu of exercising this warrant as specified in Section 1.1, Holder may from time to time convert this warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.3.

1.3              Fair Market Value. If the Shares are traded regularly in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company’s stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not regularly traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

1.4              Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this warrant has not been fully exercised or converted and has not expired, a new warrant representing the Shares not so acquired.

1.5              Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this warrant, the Company at its expense shall execute and deliver, in lieu of this warrant, a new warrant of like tenor.

1.6              Repurchase on Sale, Merger, or Consolidation of the Company.

    1.6.1        “Acquisition.” For the purpose of this warrant, “Acquisition” means (a) any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or (b) any reorganization, consolidation, merger or sale of the voting securities of the Company or any other transaction where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

    1.6.2        Assumption of Warrant. If upon the closing of any Acquisition the successor entity assumes the obligations of this warrant, then this warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly. The Company shall use reasonable efforts to cause the surviving corporation to assume the obligations of this warrant.

    1.6.3        Nonassumption. If upon the closing of any Acquisition the successor entity does not assume the obligations of this warrant and Holder has not otherwise exercised this warrant in full, then Holder shall have the option either to (a) deem this warrant to have been automatically converted pursuant to Section 1.2 and thereafter Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Company; or (b) require the Company to purchase this warrant for cash upon the closing of the Acquisition for an amount per Share equal to the Warrant Price.

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ARTICLE 2

ADJUSTMENTS TO THE SHARES

2.1              Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock payable in common stock, or other securities, or subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.2              Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this warrant, Holder shall be entitled to receive, upon exercise or conversion of this warrant, the number and kind of securities and property that Holder would have received for the Shares if this warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company’s Articles of Incorporation upon the closing of a registered public offering of the Company’s common stock. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3              Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a greater number of shares, the Warrant Price shall be proportionately decreased.

2.4              Adjustments for Diluting Issuances. In the event of the issuance (a “Diluting Issuance”) by the Company after the Issue Date of securities at a price per share less than the Warrant Price, then the number of shares of common stock issuable upon conversion of the Shares (but not the Warrant Price) shall be adjusted in accordance with Section 3(b) of that certain warrant dated July 31, 2014 issued by the Company to the investors in its private placement that apply to Diluting Issuances.

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2.5              Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

2.6              Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the Number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.

ARTICLE 3

REPRESENTATIONS AND COVENANTS OF THE COMPANY AND HOLDER

3.1              Company Representations and Warranties

    3.1.1        Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

(i)                 The initial Warrant Price referenced on the first page of this warrant is the price per share mandated by operation of Section 1.8(c) of that certain Agreement and Plan of Merger and Reorganization by and among the Company, Enumeral Biomedical Corp., and the other parties thereto dated as of July 31, 2014.

(ii)               All Shares which may be issued upon the exercise of the purchase right represented by this warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

(iii)             The Company’s capitalization table attached to this warrant is true and complete as of the Issue Date.

    3.1.2        Notice of Certain Events. The Company shall provide Holder with not less than 10 days prior written notice, including a description of the material facts surrounding, any of the following events: (a) declaration of any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) offering for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; or (c) effecting any reclassification or recapitalization of common stock; or (d) the merger or consolidation with or into any other corporation, or sale, lease, license, or conveyance of all or substantially all of its assets, or liquidation, dissolution or winding up.

    3.1.3        Information Rights. So long as the Holder holds this warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all communiques to the shareholders of the Company, (b) within one hundred eighty (180) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (c) within sixty (60) days after the end of each of the first three quarters of each fiscal year, the Company’s quarterly, unaudited financial statements.

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    3.1.4        Registration Under Securities Act of 1933, as amended. The Company agrees that the Shares or, if the Shares are convertible into common stock of the Company, such common stock, shall be “Registrable Securities”.

3.2              Representations and Warranties of Holder.

    3.2.1        Holder represents and warrants to the Company with respect to this purchase as follows:

(i) Authorization. Holder has full power and authority to execute, deliver and perform this Warrant. This Warrant constitutes the valid and legally binding obligation of Holder, enforceable against Holder in accordance with its terms.

(ii) Purchase Entirely for Own Account. The Warrant is acquired and the Shares will be acquired for investment for Holder’s own account and not with a view to the distribution of any part thereof. Holder does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer, or grant participations to such person or entity or to any third party, with respect to this Warrant or any of the Shares received upon exercise of this Warrant.

(iii) Accredited Investor. Holder understands the term “accredited investor” as used in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and Holder is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(iv) Restricted Securities. Holder understands that the Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act, or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely. In the absence of an effective registration statement covering the Shares, Holder will sell, transfer, or otherwise dispose of the Shares only in a manner consistent with its representations and agreements set forth herein. Holder further understands that such exemption depends upon, among other things, the bona fide nature of Holder’s investment intent expressed herein.

(v) Experience. Holder has such knowledge and experience in financial and business maters and in making high risk investments of this type that it is capable of evaluating the merits and risks of the purchase of the Shares and is capable of protecting its interest in connection with this transaction. Holder is capable of protecting its interest in connection with this Warrant. Holder is able to bear the economic risk of such investment, including a complete loss of investment.

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(vi) Receipt of Information. Holder has been furnished access to the business records of the Company and such additional information and documents as Holder has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Warrant, the purchase of the Shares upon exercise of the Warrant, the Company’s business, operations, market potential, capitalization, financial condition and prospects, and all other matters deemed relevant by Holder.

(vii) Holder Address. Holder certifies its primary business address is as set forth in the notice provision of Section 4.7 of this Warrant.

ARTICLE 4

MISCELLANEOUS

4.1              Term: Exercise Upon Expiration. This warrant is exercisable in whole or in part, at any time and from time to time on or before the Expiration Date set forth above; provided, however, that if the Company completes its initial public offering within the three-year period immediately prior to the Expiration Date, the Expiration Date shall automatically be extended until the third anniversary of the effective date of the Company’s initial public offering. If this warrant has not been exercised prior to the Expiration Date, this warrant shall be deemed to have been automatically exercised on the Expiration Date by “cashless” conversion pursuant to Section 1.2.

4.2              Legends. This warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH APPLICABLE LAW.

4.3              Compliance with Securities Laws on Transfer. This warrant and the Shares issuable upon exercise of this warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee. The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144 (d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder’s notice of proposed sale.

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4.4              Transfer Procedure. Subject to the provisions of Section 4.3 and, the Certificate of Incorporation of the Company, as amended from time to time, Holder may transfer all or part of this warrant or the Shares issuable upon exercise of this warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable). No surrender or reissuance shall be required if the transfer is to an affiliate of Holder.

4.5              Intentionally Omitted. The Warrant and the underlying Shares are subject to the terms and conditions of the Voting Agreement, and the Holder agrees to execute and deliver any and all amendments or certificates in order to consummate the foregoing.

4.6              LOCK-UP AGREEMENT. If requested by the Company and the managing underwriter, Holder agrees to enter into a lock-up agreement (the “Lock-up Agreement”) pursuant to which it will not, for a period of no more than 180 days following the effective date of the first registration statement of the Company’s Initial Public Offering, offer, sell or otherwise dispose of the Shares or any other equity securities of the Company held. The Lock-up Agreement shall be on commercially reasonable terms and shall provide that the provisions thereof may be waived with the consent of the Company and the managing underwriter.

4.7              Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time. All notices to the Holder shall be addressed as follows:

     Square 1 Bank

    Attn: Warrant Administrator

    406 Blackwell Street, Suite 240

    Crowe Building

    Durham, NC 27701

4.8              Amendments. This warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.9              Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

4.10           Governing Law. This warrant shall be governed by and construed in accordance with the laws of the State of North Carolina, without giving effect to its principles regarding conflicts of law.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated [Second] Warrant to Purchase Stock as of the date set forth above.

ENUMERAL BIOMEDICAL HOLDINGS. INC.

By: ______________________________

Name:_____________________________

Title:______________________________

[Signature Page to Amended and Restated [Second] Warrant to Purchase Stock]

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Appendix 1

NOTICE OF EXERCISE

1.           The undersigned hereby elects to purchase ______________ shares of the ______________ stock of Enumeral Biomedical Holdings, Inc. pursuant to the terms of the attached warrant, and tenders herewith payment of the purchase price of such shares in full.

1.           The undersigned hereby elects to convert the attached warrant into shares in the manner specified in the warrant. This conversion is exercised with respect to ______________ of the shares covered by the warrant.

[Strike paragraph that does not apply.]

2.           Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

Square 1 Bank

Attn: Warrant Administrator

406 Blackwell Street, Suite 240

Fowler Building

Durham, NC 27701

3.           The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

Square 1 Bank or Registered Assignee

_______________________________

(Signature)

_______________________________

(Date)

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